Exhibit 99.1
News Release
Contacts:	Carl A. Luna, SVP and CFO Copano Energy, L.L.C. 713-621-9547 Jack Lascar/jlascar@dennardlascar.com Anne Pearson/apearson@dennardlascar.com Dennard-Lascar Associates / 713-529-6600

COPANO ANNOUNCES RECEIPT OF REQUISITE CONSENTS TO AMEND
INDENTURE GOVERNING ITS 7.125% SENIOR NOTES DUE 2021

HOUSTON, April 17, 2013 /PRNewswire/ -- Copano Energy, L.L.C. (NASDAQ: CPNO) announced today the successful conclusion of the consent solicitation relating to its 7.125% Senior Notes due 2021 (the “Notes”).  As of 5:00 p.m., New York City time, on April 16, 2013 (the “Expiration Date”), Copano had received consents to the adoption of certain proposed amendments to the indenture governing the Notes from holders of approximately $506 million in aggregate principal amount, or 99%, of the outstanding Notes. Copano, its subsidiary guarantors and the trustee under the indenture have executed a supplemental indenture making the amendments effective.  The consent solicitation was made pursuant to the consent solicitation statement dated March 28, 2013, as amended.
Copano is in the process of making a cash payment of $2.50 per $1,000 principal amount of Notes to each Noteholder who validly delivered (and did not revoke) a consent prior to the Expiration Date. Any questions respecting these payments should be directed to the Tabulation and Information Agent for the consent solicitation, D.F. King & Co., Inc. at (888) 887-0082 (toll free) or (212) 269-5550 (banks and brokers, call collect).
About Copano Energy, L.L.C.
Copano Energy, L.L.C. is a midstream natural gas company with operations in Texas, Oklahoma and Wyoming.  For more information, please visit http://www.copano.com.

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This news release includes “forward-looking statements,” as defined by the Securities and Exchange Commission. Statements that address activities or events that Copano believes will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about future producer activity and Copano’s total distributable cash flow and distribution coverage. These statements are based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors management believes are reasonable. Important factors that could cause actual results to differ materially from those in forward-looking statements include the following risks and uncertainties, many of which are beyond Copano’s control: the volatility of prices and market demand for natural gas, crude oil, condensate and NGLs, and for products derived from these commodities; Copano’s ability to continue to connect new sources of natural gas, crude oil and condensate, and the NGL content of new gas supplies; the ability of key producers to continue to drill and successfully complete and connect new natural gas and condensate volumes and such producers’ performance under their contracts with Copano; Copano’s ability to attract and retain key customers and contract with new customers, and such customers’ performance under their contracts with Copano; Copano’s ability to access or construct new pipeline capacity, gas processing and NGL fractionation and transportation capacity; the availability of local, intrastate and interstate transportation systems, trucks and other facilities and services for condensate, natural gas and NGLs; Copano’s ability (and the ability of its third-party service providers) to meet in-service dates, cost expectations and operating performance standards for construction projects; Copano’s ability to successfully integrate any acquired asset or operations; Copano’s ability to access its revolving credit facility and to obtain additional financing on acceptable terms; the effectiveness of Copano’s hedging program; general economic conditions; force majeure events such as the loss of a market or facility downtime; the effects of government regulations and policies; Copano’s ability to complete its proposed merger with Kinder Morgan; and other financial, operational and legal risks and uncertainties detailed from time to time in Copano’s quarterly and annual reports filed with the Securities and Exchange Commission. Copano does not undertake to update any forward-looking statement except as provided by law.